SHARE PURCHASE AGREEMENT

This Share Purchase Agreement ("Agreement") is made by and among the natural persons identified as Sellers on the signature pages hereof (collectively, “Seller”), and the natural persons and entities identified as Buyers on the signature pages hereof (collectively, "Buyer"), Island Radio, Inc. ("Island Radio"), a Nevada Corporation, Taurus Financial Partners, LLC (“Taurus”), a Florida limited liability company, and Luc Nguyen, Esq. (“Escrow Agent”), an independent Utah attorney that has been retained as an escrow agent for the transaction detailed in the Agreement; (collectively, “Parties”).

WITNESSETH:

WHEREAS, Island Radio is a corporation duly organized under the laws of the State of Nevada, with a Federal EIN of 27-3042462;

WHEREAS, the Seller owns an aggregate of four-million (4,000,000) shares of Island Radio common stock, $0.001 par value;

WHEREAS, Buyer wishes to purchase an aggregate of four-million (4,000,000) shares of Island Radio common stock from the Seller (collectively, “Purchase Shares”), and the Seller desires to sell the Purchase Shares to the Buyer, free and clear of liens and encumbrances, for a price of one-hundred fifty-nine thousand nine-hundred seventy (US$159,970.00) US dollars (“Purchase Price”).  The Purchase Shares are duly endorsed with Medallion Guarantees;

WHEREAS, Island Radio is joining in this Agreement to provide certain covenants, warranties and representations;

WHEREAS, Island Radio is a publicly traded company and its shares of common stock are quoted on the OTC Bulletin Board Market and trade under the trading symbol ISLD.  Island Radio’s CUSIP Number is 464515 105.  Island Radio’s files with the Securities and Exchange Commission (“SEC”) using the Central Index Key (“CIK”) number 0001499785;

WHEREAS, Taurus is joining in this Agreement to provide certain covenants, warranties and representations relating to Island Radio’s outstanding accounts payable and liabilities;

WHEREAS, Taurus is an independent service provider specializing in listing companies on the Over-The-Counter Bulletin Board (“OTCBB”) and related SEC filings.  Taurus has been a service provider of such services to Island Radio since it was formed.  Island Radio presently owes Taurus approximately forty-thousand fifty-nine dollars and fifty-six cents (US$40,059.56), which represents all of Island Radio’s outstanding accounts payable and liabilities (“Taurus Accounts Payable”);

WHEREAS, Escrow Agent is joining in this Agreement to provide certain covenants, warranties and representations relating to the conveyance of the Purchase Shares to the Buyer and remittance of the Purchase Price to the Seller;

WHEREAS, Escrow Agent is currently in possession of the Purchase Shares and certain Island Radio items and documents, including the corporate book, all of which shall be conveyed to the Buyer upon Closing; and

WHEREAS, Escrow Agent is currently in possession of lawful funds representing the Purchase Price, which shall be remitted to the Seller upon Closing.

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, the Parties do mutually agree as follows:

ARTICLE I

The Consideration

1.1

Subject to the terms and conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase from Seller the Purchase Shares for the Purchase Price;

1.2

The Purchase Price shall be paid in full and remitted via bank wire transfer using the bank wiring instructions contained in Exhibit A to this Agreement (“Closing Payment”).

ARTICLE II

Closing, Closing Payment and Conveyance of Purchase Shares

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2.1

Upon execution of this Agreement by all Parties:

(a)

Escrow Agent shall remit the Closing Payment in accordance with Section 1.2;

(b)

Escrow Agent shall convey via overnight courier service the Purchase Shares, corporate book, and any other items and documents relating to Island Radio to the Buyer at the address for Notice in Section 9.5, or any other address(es) Buyer may instruct Escrow Agent to send the Purchase Shares and other Island Radio documents; and

(c)

Island Radio and Taurus shall convey via Federal Express any other documents, including final Board Minutes not in the possession of Escrow Agent to the Buyer at the address for Notice in Section 9.5, or any other address(es) Buyer may instruct Island Radio and Taurus to send said documents.

a.1

Closing hereunder shall be completed upon receipt of Purchase Price by Seller and upon receipt of Purchase Shares and associated Island Radio documents by Buyer on the Closing Date, which shall be on or before July 14, 2012 (“Closing Date”).  The Closing hereunder shall be deemed to have occurred in Miami-Dade County, Florida.

ARTICLE III

Representations, Warranties and Covenants of Seller and Island Radio as to Island Radio

Seller and Island Radio each hereby, represents, warrants and covenants to Buyer as follows:

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2.1

Island Radio is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.  The Articles of Incorporation, and any amendments thereto, and Bylaws of Island Radio, are complete and accurate, and the corporate book of Island Radio contains a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Island Radio.

2.2

The authorized capital stock of Island Radio consists of twenty-five million (25,000,000) shares of common stock, $0.001 par value, and five-million (5,000,000) shares of preferred stock, $0.001 par value. There are four-million three-hundred thousand (4,300,000) shares of Island Radio common stock and no (nil) shares of Island Radio preferred stock issued and outstanding.  All such shares of capital stock of Island Radio are validly issued, fully paid, non-assessable and free of preemptive rights.  Island Radio has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities or debt convertible into or exchangeable for any shares of capital stock of Island Radio, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Island Radio.  All of the outstanding shares of capital stock of Island Radio have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights.  None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

2.3

The Seller owns the Purchase Shares beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance.  None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement.  Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.  The Purchase Shares are the only securities of Island Radio that are owned or controlled by Seller or any affiliate or relative of Seller.  Neither Seller nor any affiliate or relative of Seller holds any option or right of any kind to acquire securities of Island Radio or to convert securities of Island Radio into common stock of Island Radio.  The Purchase Shares are the only securities of Island Radio that have been issued by Island Radio to Seller or any affiliate of Seller or acquired by Seller or any affiliate of Seller.

2.4

This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and Island Radio and is a valid and binding agreement and obligation of Island Radio and Seller enforceable against the Parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller and Island Radio have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

2.5

Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller or Island Radio will conflict with or result in a breach or violation of the Articles of Incorporation, any amendments thereto, or Bylaws of Island Radio, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which Island Radio or Seller are a party, or of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Island Radio or Seller, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of Island Radio pursuant to the terms of any agreement or instrument to which Island Radio is a party or by which Island Radio may be bound or to which any of Island Radio property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by Island Radio or Seller.

2.6

There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of the Seller threatened against or relating to Island Radio or affecting any of its assets, properties, business or capital stock.  There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which Island Radio is a party or by which Island Radio or its assets, properties, business or capital stock are bound.

2.7

Island Radio has filed any and all required federal, state and other tax returns through the fiscal year ended December 31, 2011.  None of the Federal income tax returns of Island Radio have been audited by the Internal Revenue Service (IRS) or other foreign governmental tax agency.  Island Radio has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against Island Radio for any period, nor of any basis for any such assessment, adjustment or contingency.

2.8

Island Radio is current with its SEC reporting obligations and its current financial statements are available on the SEC’s EDGAR database.  Island Radio represents these financial statements are accurate and that there are no other liabilities, contingent or actual, and that the only outstanding liabilities are comprised of the Taurus Accounts Payable, which will be either forgiven or assigned to the Buyer by Taurus, whichever the Buyer prefers.

2.9

There have not been any unreported material adverse changes in the business or condition, financial or otherwise, of Island Radio.

2.10

Island Radio is not a party to any contract performable in the future.

2.11

The representations and warranties of Island Radio shall be true and correct as of the date hereof.

2.12

Island Radio will have delivered to Buyer all of its available corporate books and records for review by Buyer and its counsel.

2.13

Island Radio has no employee benefit plan in effect at this time.

2.14

No representation or warranty by Island Radio or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

ARTICLE IV

Representation and Warranties and Certain Related Agreements

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3.1

The respective representations and warranties of the Parties hereto shall survive this Agreement for a period of one (1) year and the continuing covenants in this article shall survive hereafter, pursuant to their terms.

3.2

Buyer represents that they have conducted their own due diligence.

3.3

The waiver of any condition to a Party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

3.4

Subject to the limitations herein, Seller shall indemnify and hold harmless Island Radio and the Buyer and its respective officers, directors, and affiliates (“Buyer Indemnified Persons”) for, and will pay to the buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third party claim (collectively, “Damages”), directly or indirectly arising from, attributable to or in connection with:

(a)

any representation or warranty made by Seller or Island Radio in this Agreement or any closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty;

(b)

any breach by any of the Seller of any covenant, agreement or obligation of Island Radio or Seller contained in this Agreement;

(c)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

a.1

Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof shall be brought and adjudicated exclusively within the courts located within Miami-Dade County, Florida, and, by execution and delivery of this Agreement, the Parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof.  The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 9.5.  The Parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

ARTICLE V

Procedure for Closing

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2.1

On or before the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller’s common stock certificates and stock powers for the Purchase Shares being delivered by Seller, duly executed with a Medallion Guarantee, representing four-million (4,000,000) shares of Island Radio common stock and the payment of the Purchase Price to Seller, together with delivery of all other documents, items, agreements, stock powers, warranties, and representations set forth in this Agreement.

ARTICLE VI

Conditions Precedent to the Consummation of the Purchase

The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

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3.1

Seller and Island Radio shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

3.2

No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the Parties hereto or their directors, officers, employees or agents to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the Parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the Parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

3.3

The representations and warranties made by Seller and Island Radio in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved either verbally or in writing by the Buyer.

ARTICLE VII

Termination and Abandonment

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4.1

Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

(a)

By mutual consent of Parties;

(b)

By Seller or Buyer, if any condition set forth in Article VI relating to the other Party has not been met or has not been waived;

(c)

By Seller or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

(d)

By Seller or Buyer, if it is discovered that there is any material error, misstatement or omission in the representations and warranties of another Party;

(e)

By the Seller, if the Closing does not occur on or before the Closing Date as required herein; and

(f)

By Seller, if Seller receives a bona fide offer for the Purchase Shares that exceeds the Purchase Price.

a.1

Any of the terms or conditions of this Agreement may be waived at any time by the Party which is entitled to the benefit thereof, by action taken by its Board of Directors provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the Party waiving such term or condition.

ARTICLE VIII

Continuing Representations and Warranties and Covenants

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2.1

The respective representations, warranties, and covenants of the Parties hereto and the covenants and agreements of the Parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

2.2

There are no representations whatsoever about any matter relating to Island Radio by Seller or any item contained in this Agreement, except as is contained in the express language of this Agreement.

2.3

Seller and their agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and Buyer, as a specific inducement to Seller hereby releases Seller and their agents and attorneys and covenant not to bring any action or suit against Seller, their agents and attorneys under any circumstances for any matter not specifically and expressly represented within this document.

2.4

Seller and their agents and attorneys shall have no liability and shall be fully indemnified by Buyer from any action or suit brought against Seller and their agents and attorneys relating to any event or other matter occurring after Closing involving Island Radio or Buyer, whether such action or suit has merit or not.

ARTICLE IX

Miscellaneous

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3.1

This Agreement embodies the entire agreement between the Parties, and there have been and are no agreements, representations or warranties among the Parties other than those set forth herein or those provided for herein.

3.2

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

3.3

All Parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the Party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

3.4

This Agreement may not be amended except by written consent of all Parties.

3.5

Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for all Parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail.  The Parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.  The initial addresses for notice are:

Address for Seller Notice:

Address for Buyer Notice:

Taurus Financial Partners, LLC

Chin Yung Kong

c/o The Mailbox #5241

Block 5, Room 2503 Wanda Square

P. O. Box 523882

No.93 Jianguo Road

Miami, FL  33152-3882

Chaoyang Dist.,

Beijing, China 100022

Address for Island Radio Notice:

Address for Taurus Notice:

Island Radio, Inc.

Taurus Financial Partners, LLC

5850 Cameron Run Terrace, Ste. 918

c/o The Mailbox #5241

Alexandria, VA  22303

P. O. Box 523882

Miami, FL  33152-3882

Address for Escrow Agent Notice:

Luc Nguyen, Esq.

13527 Villa Rosa Way

Draper, UT  84020

3.6

No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Seller.  However, Island Radio, Buyer or Seller, may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the Party issuing such press release or public statement shall make a reasonable effort to give the other Party prior notice of and opportunity to participate in such release or statement.

3.7

In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

3.8

The benefits of this Agreement shall inure to the respective successors and assignees of the Parties hereto and of the indemnified Parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties hereto shall be binding upon their respective successors and assigns.

3.9

This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

3.10

This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each Party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

3.11

If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

3.12

Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Parties hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity.  For the purposes of this Agreement, each Party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other Party from circumventing the express written intent of the Parties of this Agreement.

3.13

In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing Party will recover all such Party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.  As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on June 27, 2012.

SELLER:

/s/ Eric R. Boyer

Eric R. Boyer

2,000,000 Shares of Common Stock (Restricted)

Book Account #1

/s/ Nina Edstrom

Nina Edstrom

2,000,000 Shares of Common Stock (Restricted)

Book Account #2

BUYER:

/s/ Chin Yung Kong

Authorized Signature

Chin Yung Kong

Printed Name

2,000,000 Shares of Common Stock

Number of Shares Purchased

/s/ Qiuping Lu

Authorized Signature

Qiuping Lu

Printed Name

1,000,000 Shares of Common Stock

Number of Shares Purchased

/s/ Fuming Feng

Authorized Signature

Fumin Feng

Printed Name

1,000,000 Shares of Common Stock

Number of Shares Purchased

ISLAND RADIO, INC.:

/s/ Nina Edstrom

Nina Edstrom

President and Chief Executive Officer

(Sole Officer and Director)

TAURUS FINANCIAL PARTNERS, LLC:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

ESCROW AGENT:

/s/ Luc Nguyen

Luc Nguyen, Esq.

Exhibit A

Bank Wiring Information

Domestic Routing ABA #:

061000104

International SWIFT Code:

SNTRUS3A

Bank Name:

SunTrust Bank

Bank Address:

25 Park Place N.E.

(386) 304-8608

Atlanta, GA 30303

(800) 786-8787

For the benefit of:

Taurus Financial Partners, LLC

Account Number:

1000108975086

Mailing Address:

c/o The Mailbox #5241

P. O. Box 523882

Miami, FL  33152

Contact Info:

J. Scott Sitra

(512) 772-1542

(512) 772-1569 fax

scott@taurusfp.com

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